EXHIBIT 24.2

                                POWER OF ATTORNEY

     NOW ALL PERSONS BY THESE PRESENTS, that I, the undersigned director of Artisoft, Inc., a Delaware corporation (the "Corporation"), which has filed with the Securities and Exchange Commission (the "Commission") under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-3 (File No. 333-100756) for the registration for resale by the persons to be named in said Registration Statements of up to 5,771,467 shares of Common Stock of the Corporation, hereby constitute and appoint Michael P. Downey, Steven G. Manson and Michael J. O'Donnell, and each of them, my true and lawful attorneys-in-fact and agents, with full power to them and each of them singly, to act for me and in my name, place and stead, in any and all capacities, to sign, or cause to be signed electronically, said Registration Statement and any and all amendments to the aforementioned Registration Statement and to file said Registration Statement and amendments thereto so signed with all exhibits thereto, and any and all other documents in connection therewith, with the Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, I have executed this Power of Attorney as of the 19th day of December, 2002

                                        /s/ Robert H. Goon
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                                        Robert H. Goon, Director